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                                                                      EXHIBIT 11


                         MCDERMOTT INTERNATIONAL, INC.
                         CALCULATION OF EARNINGS (LOSS)
                     PER COMMON AND COMMON EQUIVALENT SHARE


              (In thousands, except shares and per share amounts)


                           PRIMARY AND FULLY DILUTED

                                                                                           THREE MONTHS ENDED
                                                                                       6/30/96            6/30/95
                                                                                       -------            -------
                                                                                               (Unaudited)

Net income (loss)                                                               $         (7,824)     $       8,832

Less dividend requirements of preferred stock, Series C                                   (2,066)            (2,066)
- -------------------------------------------------------------------------------------------------------------------

Net income (loss) for primary computation                                       $         (9,890)     $       6,766
===================================================================================================================


Weighted average number of common
  shares outstanding during the period                                                54,513,089         54,017,783

Common stock equivalents of stock options and stock
  appreciation rights based on "treasury stock" method                                  -                   395,323
- -------------------------------------------------------------------------------------------------------------------

Weighted average number of common
  shares outstanding during the period                                                54,513,089         54,413,106
===================================================================================================================

Earnings (loss) per common and
  common equivalent share: (1)

Net income (loss)                                                               $          (0.18)     $        0.12
===================================================================================================================

(1) Earnings (Loss) per common and common equivalent share assuming full dilution are the same for the periods presented.





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